Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Electronic Data Systems Corporation:

We consent to incorporation by reference in the following registration statements of Electronic Data Systems Corporation of our report dated February 1, 2002, relating to the consolidated balance sheets of Electronic Data Systems Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which report appears in the 2001 annual report on Form 10-K of Electronic Data Systems Corporation. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, SFAS No. 141, Business Combinations, and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets, in 2001.

Form	SEC File Number	Description
S-8	333-89903	EDS Executive Deferral Plan
S-8	333-72086	United Kingdom Executive Deferral Plan
S-8	333-65786	Transition Incentive Plan
S-3	333-62442	Electronic Data Systems Corporation Debt Securities
S-8	2-94690	1996 Electronic Data Systems Corporation Stock Purchase Plan
(Post Effective Amendment No. 2)
S-8	2-94691	Electronic Data Systems Corporation 1996 Incentive Plan
(Post Effective Amendment No. 2)
S-8	333-65784	Amended and Restated Electronic Data Systems Corporation Incentive Plan
S-8	33-64681	EDS Deferred Compensation Plan
(Post Effective Amendment No. 1)
S-8	33-36443	EDS Deferred Compensation Plan
(Post Effective Amendment No. 1)
S-8	33-54833	EDS Puerto Rico Savings Plan
(Post Effective Amendment No. 1)
S-8	333-22077	Performance Share, 1997 Nonqualified Stock Option Plan of Electronic Data Systems Corporation
S-3	333-08621	Electronic Data Systems Dividend Reinvestment Plan
S-8	333-49760	Global Share Plan
S-8	333-82520	Global Share Plan
S-8	333-43436	1999 EDS Non-Qualified Stock Purchase Plan
S-8	333-65828	1999 EDS Non-Qualified Stock Purchase Plan

KPMG LLP

Dallas, Texas
March 1, 2002